                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)   June 28, 1996
                                                   -------------



                          SIERRA PACIFIC POWER COMPANY
                          ----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




             NEVADA                      0-508            88-0044418
- --------------------------------     ------------     -------------------
 (State or other jurisdiction of     (Commission      (I.R.S. Employer
 incorporation or organization)      File Number)     Identification No.)



P.O. Box 10100 (6100 Neil Road), Reno, Nevada                   89520-0400
- ---------------------------------------------                ---------------
   (Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code:    (702) 689-5408
                                                       --------------



                                     None
- --------------------------------------------------------------------------------
       (Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  OTHER EVENTS
- ---------------------

Merger:  Sierra Pacific Power Company, its parent Sierra Pacific Resources, and
- -------
The Washington Water Power Company announced their plans to merge on June 28, 1994. Since that time, the companies had gained the approval from regulators in six states and concluded hearings before the Federal Energy Regulatory Commission's (FERC) administrative law judge in Washington, D.C. on June 27, 1996.

Late Friday afternoon, June 28, the Sierra Pacific Resources Board of Directors received notice from The Washington Water Power Board of Directors that they had voted to terminate the merger efforts. The press release of Sierra Pacific Resources announcing the end of the merger is filed herewith as exhibit, as set forth in Item 7 hereof.

As a result of the termination of the merger, Sierra Pacific Power Company will continue to operate as a separate utility and as a wholly-owned subsidiary of Sierra Pacific Resources. The arrangements with respect to rates made with the state utility commissions of Nevada and California during the merger approval process will no longer be operative, and Sierra Pacific Power Company will need to reach alternative arrangements, either through negotiations or new rate proceedings, with those commissions regarding rates to customers and rates of return as a stand-alone entity.

ITEM 7.  FINANCIAL STATEMENTS EXHIBITS
- --------------------------------------

(c)  Exhibits.
     ---------

Exhibit A -- Press Release from Sierra Pacific Resources

                                   EXHIBIT A
                                   ---------

SIERRA PACIFIC RECEIVES NOTICE; WASHINGTON WATER POWER PULLS OUT OF MERGER

Sierra Pacific Resources (NYSE: SRP) officials today acknowledged receipt of notification from their merger partners, Spokane-based Washington Water Power Co. (WWP), that WWP no longer intended to pursue the merger of the two companies.

Sierra Pacific and WWP announced their plans to merge on June 28, 1994. Since that time, the companies had gained the approval from regulators in six states and this week concluded hearings before the Federal Energy Regulatory Commission's (FERC) administrative law judge in Washington, D.C.

"We regret that WWP chose to terminate the agreement to merge," said Walter Higgins, Chairman, President and CEO of Sierra Pacific Resources. "Sierra Pacific believes the merger was in the best interest of our customers, shareholders and communities.

"Even though this is not the conclusion we'd hoped and worked for, we're deeply appreciative of the tremendous efforts of Sierra Pacific employees, who've worked these past two years to make the merger a reality and continue to serve our customers well," Higgins said. "Their courage and ability to work effectively through this difficult process is a real tribute to their dedication."

Higgins went on to thank both the Public Service Commission of Nevada (PSCN) and the California Public Utilities Commission (CPUC) who worked very hard to deliberate and render state rulings in favor of the merger.

"We also appreciate the continuing support from our customers and the communities in which we serve while Sierra worked to prepare itself for the changes that deregulation is bringing to the utility industry," he said.

Nationwide changes are taking place as state and federal legislators and regulators break down barriers to competition which exist in the electric industry.

Higgins noted that the merger preparation work has helped make Sierra Pacific a stronger and healthier company. "During these past two years, we have learned a great deal to prepare us for the challenges of competition in the energy services business," he said. "It's helped us become focused to do a better job for our customers, our shareholders and our communities."

Sierra's board expressed confidence in the company's future. "Sierra has achieved record levels of customer satisfaction and shareholder earnings while freezing customer prices the past two years."

According to Higgins, "Everyone who is interested in our company -- customers, shareholders, employees, communities and regulators -- can be assured that we will take the right strategic actions to continue to provide top quality service to our customers at the lowest possible price."

                                   SIGNATURE



Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      Sierra Pacific Power Company

Date:  July 2, 1996              By:  /s/     Lynn M. Miller
       ------------                   ------------------------------
                                              Lynn M. Miller
                                                Controller
                                      (Principal Accounting Officer)
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                                 EXHIBIT INDEX





       EXHIBIT    DOCUMENT
       -------    --------

          A       PRESS RELEASE FROM SIERRA PACIFIC RESOURCES